UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2008

Ibis Technology Corporation
(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-26824	04-2987600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Cherry Hill Drive
Danvers, Massachusetts  01923
 (Address of Principal Executive Offices)

(978) 777-4247
 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 22, 2008, Ibis Technology Corporation (Nasdaq NM: IBIS) announced that it received a letter dated April 16, 2008 from the Nasdaq Stock Market advising that it had not received the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as required by Marketplace Rule 4310(c)(14). Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock (“Common Stock”) will be suspended as of the opening of business on April 25, 2008 and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On March 31, 2008, the Company requested a 15 day extension to file its Form 10-K, as permitted by Rule 12b-25 of the Securities Exchange Act of 1934, as amended, to allow its independent registered public accounting firm additional time to review the Company’s financial statements for the year ended December 31, 2007 in order to afford sufficient time to conduct an impairment analysis with respect to the Company’s assets. The Company was unable to file by the extension deadline, which triggered the Nasdaq determination letter. However, the Company is cooperating fully to ensure that the review of the Company's financial statements by the Company's independent registered public accounting firm is completed as quickly as possible and the Form 10-K will be filed shortly thereafter. The Company believes that, at such time as the Company files its Form 10-K, it will be in compliance with Marketplace Rule 4310(c)(14). Further, the Company will appeal the Nasdaq determination by requesting a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”), which will automatically stay the delisting of the Company’s Common Stock pending the Panel's review and determination. There can be no assurance the Panel will grant the Company’s request for continued listing.

The Company previously announced that it received a letter on December 10, 2007 from the Nasdaq Stock Market advising that for the previous 30 consecutive business days, the bid price of the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5). This notification has no effect on the listing of the Common Stock at this time.

Nasdaq stated in its letter that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days from the letter date, or until June 9, 2008, to regain compliance with the minimum bid price requirement. The bid price of the Common Stock must close at $1.00 per share or more for a minimum of 10 consecutive business days to achieve.

If the Company does not regain compliance with the minimum bid price requirement by June 9, 2008, the Nasdaq staff will provide the Company with written notification that the Common Stock will be delisted from the Nasdaq Global Market. At that time, the Company may appeal the delisting determination to a Nasdaq Listings Qualifications Panel pursuant to applicable Nasdaq rules. Alternatively, Nasdaq Marketplace Rule 4450(i) may permit the Company to transfer the Common Stock to the Nasdaq Capital Market if the Common Stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on such market. In the event of such a transfer, the Nasdaq Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the Nasdaq Capital Market.

On April 22, 2008, the Company issued the press release attached to this Current Report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2008	IBIS TECHNOLOGY CORPORATION

By: /s/William J. Schmidt Name: William J. Schmidt Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release